                                                              EXHIBIT (h)(33)(b)

                               Amendment No. 1 to
                    Administrative Services Letter Agreement
                                      Among
                             OppenheimerFunds, Inc.
                                       and
                     American General Life Insurance Company

The Administrative Services Letter Agreement, dated as of December 1, 1999, by and between OppenheimerFunds, Inc. and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

     1. Schedules B and C are hereby deleted in their entirety and replaced with the Schedules B and C attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated as of July __, 2005


OppenheimerFunds, Inc.

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------


American General Life Insurance Company   [Corporate Seal]

By:                                       Attest:
       --------------------------------          -------------------------------
Name:                                     Name:
       --------------------------------          -------------------------------
Title:                                    Title:
       --------------------------------          -------------------------------

                                  Schedule B to
           Amendment No. 1 to Administrative Services Letter Agreement
                              (Dated July __, 2005)
                                      Among
                             OppenheimerFunds, Inc.
                                       and
                     American General Life Insurance Company

Separate Account                          Products
----------------                          --------
American General Life Insurance Company   The One VUL Solution (SM) Separate
Account VL-R                              Variable Life Insurance
                                          Policy Form No. 99615

                                          AG Legacy Plus Variable Life Insurance
                                          Policy Form No. 98615

                                          Platinum Investor II Variable
                                          Life Insurance
                                          Policy Form No. 97610
                                          Effective:  May 1, 2003

                                          Platinum Investor III Variable
                                          Life Insurance
                                          Policy Form No. 00600
                                          Effective:  May 1, 2003

                                          Platinum Investor Survivor Variable
                                          Life Insurance
                                          Policy Form No. 99206
                                          Effective:  May 1, 2003

                                          Platinum Investor Survivor II Variable
                                          Life Insurance
                                          Policy Form No. 01206
                                          Effective:  May 1, 2003

                                          Platinum Investor PLUS Variable
                                          Life Insurance
                                          Policy Form No. 02600
                                          Effective:  May 1, 2003

                                  Schedule B to
           Amendment No. 1 to Administrative Services Letter Agreement
                              (Dated July __, 2005)
                                      Among
                             OppenheimerFunds, Inc.
                                       and
                     American General Life Insurance Company

                                   (Continued)

Separate Account                          Products
----------------                          --------
American General Life Insurance Company   Platinum Investor FlexDirector
Separate Account VL-R                     Variable Life Insurance
                                          Policy Form No. 03601
                                          Effective: January 15, 2004

                                          Corporate America Variable
                                          Life Insurance
                                          Policy Form No. 99301
                                          Effective: January 15, 2004

                                          Platinum Investor IV
                                          Variable Life Insurance
                                          Policy Form No. 04604
                                          Effective: January 1, 2005

Separate Accounts                         Products
-----------------                         --------
American General Life Insurance Company   Platinum Investor Immediate Variable
Separate Account D                        Annuity
                                          Policy Form No. 03017
                                          Effective: January 1, 2005

                                  Schedule C to
           Amendment No. 1 to Administrative Services Letter Agreement
                              (Dated July __, 2005)
                                 by and between
                     American General Life Insurance Company
                                       and
                    OppenheimerFunds, Inc. (the "Agreement")

     1. The Agreement may be cancelled by any party upon ten days of written notice: (1) if the participation agreement for American General Products between OFI, American General and OVAF is terminated; (2) if neither American General nor any underwriter under its control actively promotes American General Products with OVAF as underlying options to new investors; (3) if either party is subject to a change of control; or (4) if it is not permissible to continue this Agreement under laws, rules or regulations applicable to OVAF, OFI or American General. Either party may also cancel this Agreement upon six months written notice.

     2. Payment will be made to American General quarterly during the term this Agreement is in effect, no later than thirty days after the end of the quarter starting with the quarter ending December 31, 1999. Payments shall be separately computed on the average net assets of OVAF held by American General Products variable account during the prior quarter, subject to a limit of one-third of the average management fee paid by that OVAF series to OFI during the prior quarter, subject to a limit of one-third of the average management fee paid by that series to OFI during the prior quarter, at the annual rate of:
0.20% of the first $50 million of average net assets, plus 0.25% of average net assets held by American General Products variable account(s) in excess of $50 million during that prior quarter. For purposes of determining whether the breakpoint described in the preceding sentence has been achieved, the net asset value of OVAF shares held by separate accounts of American General Life Insurance Company will be aggregated with shares held by American General.

     3. Except to the extent that American General's, OFI's or OVAF's counsel may deem it necessary or advisable to disclose in their respective prospectuses or elsewhere, the terms of this Agreement will be held confidential by each party. The party making such disclosure shall provide advance written notification, including particulars, to the other party that it is making such disclosure.

     4. No other fees or expenses will be required of OFI or OVAF for the sponsorship within American General product line, except as mutually agreed to by the parties.

     5. On advance written notice, OFI or a subsidiary may pay all or a portion of the fees provided for in this Agreement under any service fee or Rule 12b-1 plan hereafter adopted by OVAF, which shall satisfy that portion of OFI's payment obligation hereunder.

     6.   OFI will be responsible for calculating the fees payable hereunder.

     7. Each party shall provide each other party or its designated agent reasonable access to its records to permit it to audit or review the accuracy of the charges submitted for payment under this Agreement.

     8. This Agreement does not modify or replace the November 23, 1998 Agreement by and between American General Annuity Insurance Company and OFI (the "1998 Agreement"), or any other agreement with American General Life Insurance Company pertaining to any Oppenheimer fund other than OVAF. The parties hereto agree that OVAF assets that qualify for payment under the 1998 Agreement shall not qualify for payment under this Agreement.